Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-A
                                    AMENDMENT
                                       TO
                                     FORM 10

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            VIANET TECHNOLOGIES, INC.
                      ------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                      Nevada                                                            7371
          (State or Other Jurisdiction of                                     (Primary Standard Industrial
            Incorporation or Organization)                                    Classification Code Number)

                   83 Mercer Street, New York, New York 10012
               (Address of principal executive offices) (Zip Code)

If this form relates to the If this form relates to the registration registration of a class of securities of a class of securities pursuant to pursuant to Section 12(b) of the Section 12(g) of the Exchange Act Exchange Act and is effective and is effective pursuant to General Instruction pursuant to General Instruction A.(d), check the A.(c), check the following box: [ ] following box. [X ]

     Securities Act registration statement file number to which this form relates: 0-29177 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                                  Name of Each Exchange on Which
         to be so Registered                                  Each Class is to be Registered
         ----------------------                               ------------------------------

         ----------------------                               ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
--------------------------------------------------------------------------------
                                (Title of class)


--------------------------------------------------------------------------------
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Vianet has an authorized capital stock consisting of 100,000,000 Common Shares, $.001 par value, of which 16,658,610 shares are issued and outstanding.

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available. In the event of a liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

         The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully-paid and nonassessable.

ITEM 2.  EXHIBITS

Exhibit

Number   Description of Document

1.1               Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement on Form 10, File No. 0-26177,
                  and hereby incorporated herein by reference).

2.1               Articles of Incorporation, as amended (Filed as Exhibit 3.1 to the Registration Statement on Form 10, File No.
                  0-26177, and hereby incorporated herein by reference).

2.2               By-Laws (Filed as Exhibit 3.2 to the Registration Statement on Form 10, File No. 0-26177, and hereby incorporated herein by reference).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  VIANET TECHNOLOGIES INC.
                                     Registrant

Date: February 9, 2000        By: /s/Vincent Santivasci
                                     Vincent Santivasci, Chief Financial Officer